EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128120), Form S-8 (No. 333-100157) and Form S-3 (No. 333-111245) of Kirkland’s, Inc. of our report dated April 10, 2006 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Memphis, Tennessee
May 2, 2007